UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 10, 2015, H. Lawrence Culp, Jr. and Alan D. Wilson were elected to serve on the Board of Directors (the “Board”) of T. Rowe Price Group, Inc. (the “Company”) and as members of its Executive Compensation Committee.

Mr. Culp was chief executive officer and president of Danaher Corporation from 2001 to 2014 and is now a senior advisor to the company. He serves as chair of the Board of Visitors and Governors for Washington College and as a member of the Board of Trustees of Wake Forest University. Mr. Culp holds a Bachelor of Arts degree from Washington College and an M.B.A from Harvard Business School.

Mr. Wilson is chairman and chief executive officer of McCormick & Company, Incorporated, a position he has held since 2008. He serves on the boards of directors of WestRock Company, the Grocery Manufacturers Association, the National Association of Manufacturers, and the Greater Baltimore Committee. Mr. Wilson also serves on the Board of Visitors of the University of Maryland, Baltimore County (UMBC) as well as the Advisory Council for the University of Tennessee’s Haslam College of Business. Mr. Wilson holds a Bachelor of Science degree from the University of Tennessee and received an honorary doctorate in science from the Maryland University of Integrative Health.

On September 10, 2015, in connection with their appointment to the Board and pursuant to the Non-Employee Director Equity Plan, the Company will grant Messrs. Culp and Wilson 4,350 restricted stock awards and units, respectively, that will vest on September 9, 2016.

There is no arrangement or understanding between Messrs. Culp and Wilson and any other person pursuant to which they were selected as a director. Messrs. Culp and Wilson do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Messrs. Culp and Wilson are independent directors under applicable Nasdaq rules.

The Company, through its subsidiary, has provided investment advisory services for Danaher Corporation's savings and retirement plan. Assets managed by the Company's subsidiary as a result of this relationship were approximately $500 million as of December 31, 2014.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release dated September 10, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: September 10, 2015